EXHIBIT 99.3

American Cannabis Company, Inc.
F/K/A Brazil Interactive Media, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheets
AS OF JUNE 30, 2014

	Brazil Interactive Media, Inc.	Hollister & Blacksmith, Inc. d/b/a American Cannabis Consulting	Pro Forma Adjustment		Pro Forma Combined Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$302,187	$—		$302,187
Prepaid expenses and other current assets	—	45,047	—		45,047
Due from related party	215,642		(215,642)	B	—
Accounts receivable, net	—	—	—		—
Total current assets	215,642	347,234	(215,642)		347,234
PROPERTY AND EQUIPMENT, net	—	2,728	—		2,728
Total assets	$215,642	$349,962	$(215,642)		$349,962
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Deferred revenue	$—	$116,642	$—		$116,642
Due to directors	—	3,006	—		3,006
Accrued expenses	—	51,215	—		51,215
Accrued payroll liabilities	—	2,834	—		2,834
Convertible note payable, net of discount	36,204	—	—		36,204
Accounts payable	58,467	46,579	—		105,046
Total current liabilities	94,671	220,276	—		314,947
DUE TO RELATED PARTIES	—	215,642	(215,642)	B	—
Total liabilities	94,671	435,918	(215,642)		314,947
SHAREHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 5,000,000 shares authorized; - 0- shares issued and outstanding	—	—	—		—
Common stock, $0.00001 par value, 100,000,000 shares authorized; 40,425,000 shares issued and outstanding	404	10	(10)	A	404
Additional paid in capital	7,414,647	990	10	A	7,415,647
Retained earnings (loss)	(7,294,080)	(86,956)			(7,381,036)
Total shareholders’ equity	120,971	(85,956)	—		35,015
Total liabilities and shareholders’ equity	$215,642	$349,962	$(215,642)		$349,962

F-1

(A)	On May 15, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), between the Company, Cannamerica, Inc., Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Hollister & Blacksmith, Inc. d/b/a American Cannabis Consulting, Inc., a Colorado corporation (“ACC”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into ACC through a reverse triangular merger transaction upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware. Pursuant to the transactions contemplated by the Merger Agreement, (i) each share of common stock of ACC will be exchanged for shares of the Company based on a ratio of 3,171.0628 to one, (ii) ACC shall continue as the surviving corporation after the transactions contemplated by the Merger Agreement, (iii) each share of common stock of Merger Sub will be converted into and exchanged for one share of common stock of ACC and (iv) the Company shall change its name to “American Cannabis Company, Inc.” ACC was incorporated as Hollister & Blacksmith, Inc. on March 5, 2013 under the laws of the State of Colorado, and is based out of Denver, Colorado. On May 16, 2014, the Company entered into a Separation and Exchange Agreement (the “Separation Agreement”), by and among the Company, BIMI, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Brazil Investment Holding, LLC (“Holdings”), a Delaware limited liability company and the majority stockholder of the Company. Pursuant to the Separation Agreement, the Company agreed to distribute all shares of common stock of BIMI, Inc. held by the Company in exchange for all of the common stock held by Holdings, thereby resulting in a complete separation of BIMI, Inc. (the “Separation”). The Company and BIMI, Inc. each shall retain all assets and liabilities in its respective name, and shall take any and all actions necessary so that (i) the Company will own or be liable for all existing Company assets and liabilities and (ii) BIMI, Inc. will own or be liable for all existing BIMI, Inc. assets and liabilities, including all assets and liabilities of BIMI Inc.’s subsidiaries. The Separation Agreement further provides that all intercompany agreements by and between the Company, or any of its subsidiaries, and BIMI Inc., or any of its subsidiaries, are terminated except for confidentiality, non-disclosure or release of liability agreements. The foregoing descriptions of the Merger Agreement and Separation Agreement do not purport to be complete and are qualified in their entirety by the terms of the Merger Agreement, which is filed as an exhibit to the Form 8-K filed by the Company with the Securities and Exchange Commission on May 15, 2014 and the terms of the Separation Agreement, which is filed as an exhibit to the Form 8-K filed by the Company with the Securities and Exchange Commission on May 20, 2014. Further, additional information relevant to the transactions contemplated by the Merger Agreement and Separation Agreement can be found in the Company’s Preliminary Information Statement filed on Schedule 14C with the Securities and Exchange Commission on May 29, 20 14, as amended June 16, 2014 and July 29, 2014.
(B)	Elimination of Due to/From account between BRAZIL INTERACTIVE MEDIA, INC and HOLLISTER & BLACKSMITH, INC.

F-2

American Cannabis Company, Inc.
F/K/A Brazil Interactive Media, Inc.
UNAUDITED Pro Forma CONDENSED COMBINED Statement of Operations
For The Six Months Ended June 30, 2014
	Brazil Interactive Media, Inc.	Hollister & Blacksmith, Inc. d/b/a American Cannabis Consulting	Pro Forma Adjustment	Pro Forma Combined Total
REVENUES
Consulting and advisory	$—	$127,404	$—	$127,404
Equipment & supplies	—	9,638	—	9,638
Total revenues	$—	$137,042		$137,042

COST OF REVENUES
Cost of consulting and advisory	—	74,889	—	74,889
Cost of equipment & supplies	—	9,017	—	9,017
Total cost of revenues	—	83,906	—	83,906

GROSS PROFIT	—	53,136	—	53,136

OPERATING EXPENSES
General and administrative expenses	1,527,010	95,893	—	1,622,903
Selling and marketing expenses	—	47,517	—	47,517
Total operating expenses	1,527,010	143,410	—	1,670,420

INCOME (LOSS) FROM OPERATIONS	(1,527,010)	(90,274)	—	(1,617,284)

OTHER INCOME (EXPENSES)
Gain on debt forgiveness	96,193		—	96,193
Interest expense	(36,204)	(261)	—	(36,465)
Total other income (expenses)	59,989	(261)	—	59,728

NET INCOME (LOSS)	$(1,467,021)	$(90,535)	$—	$(1,557,556)

Basic and fully diluted net income per common share	N/A	N/A	$—	$(0.04)

Weighted average common shares outstanding	N/A	N/A	—	44,213,023
F-3

AMERICAN CANNABIS COMPANY, INC.
F/K/a Brazil Interactive Media, Inc.
UNAUDITED Pro Forma CONDENSED COMBINED Statement of Operations
For The Year Ended December 31, 2013

	Brazil Interactive Media, Inc.	Hollister & Blacksmith, Inc. d/b/a American Cannabis Consulting	Pro Forma Adjustment	Pro Forma Combined Total
REVENUES
Consulting and advisory	$—	$70,273	$—	$70,273
Equipment & supplies	—	5,063	—	5,063
Total revenues	$—	$75,336		$75,336

COST OF REVENUES
Cost of consulting and advisory	—	19,197	—	19,197
Cost of equipment & supplies	—	4,060	—	4,060
Total cost of revenues	—	23,257	—	23,257

GROSS PROFIT	—	52,079	—	52,079

OPERATING EXPENSES
General and administrative expenses	3,144,536	13,530	—	3,158,066
Selling and marketing expenses	—	19,608	—	19,608
Total operating expenses	3,144,536	33,138	—	3,177,674

INCOME (LOSS) FROM OPERATIONS	(3,144,536)	18,941	—	(3,125,595)

NET INCOME (LOSS)	$(3,144,536)	$18,941	$—	$(3,125,595)

Basic and fully diluted net income per common share	N/A	N/A	$—	$(0.16)

Weighted average common shares outstanding	N/A	N/A	—	19,059,940
F-4